Exhibit 99.1

IMPLANT SCIENCES REPORTS SECOND QUARTER AND SIX MONTH
FINANCIAL RESULTS

Company to Host Earnings Call on Tuesday February 21th at 4:15 pm EST

Wilmington, MA… February 17, 2011…Implant Sciences Corporation (OTCQB:IMSC) (OTCPK:IMSC), a high technology supplier of systems and sensors for the homeland security market and related industries, today announced financial results for the second quarter and six months ended December 31, 2011.

Revenues for the second quarter ended December 31, 2011, decreased by 64%, to $1.1 million.  Our net loss for the quarter ended December 31, 2011 was $3.3 million as compared with a net loss of $9.4 million for the comparable prior year period, a decrease of $6.1 million, or 65.0%.  The decrease in the net loss is primarily due to the non-cash fair value adjustments recorded in the quarter ended December 31, 2010 on certain note conversion option liability and warrant derivative liability.

Revenues for the six months ended December 31, 2011 decreased by 48%, to $2.2 million. Our net loss for the six months ended December 31, 2011 was $6.4 million as compared with a net loss of $10.0 million for the comparable prior year period, a decrease of $3.7 million, or 36.6%.  The decrease in the net loss is primarily due to the non-cash fair value adjustments recorded in the six months ended December 31, 2010 on certain note conversion option liability and warrant derivative liability.

Glenn D. Bolduc, President and CEO of Implant Sciences, commented, “During the past two quarters Implant Sciences has achieved a number of strategic goals that we believe position the Company for long-term growth.  However, we are clearly disappointed by our current financial performance.  We are seeing increased activity in the markets we serve, but also a delay in procurement decisions as projects are deferred or temporarily put on hold.  We have taken a number of steps to broaden the markets we serve and increase our distribution so as to diversify our revenue opportunities.  These include:

▪
Launching our newest product, the QS-B220, a trace explosives and narcotics detector, which is generating a lot of excitement in the market due to its versatility, operational advantages, and value equation. The QS-B220 enables us to target markets such as border security, prisons and other venues that face threats from both explosives and narcotics.

▪
Signing a Cooperative Research and Development Agreement with the Transportation Security Laboratory which has been working closely with our QS-B220 product to help us in preparing for TSA qualification and certification. We have received notification from TSA that the product is eligible for the Air Cargo Screening Qualification Test and are progressing in the qualification process.

▪	Receiving CE certification for the QS-B220, an important step for generating sales in Europe.
▪	Increasing our geographic coverage, announcing a new distributor in Uzbekistan and sales in ten different countries.
▪
Continuing the diversification of our markets with sales to a wide variety of customers, including airports, banks, embassies, police departments, nuclear power plants, and even an innovative mobile air cargo screening service.

▪	Grew our sales pipeline by 25% from the end of FY2011.”

Mr. Bolduc concluded, “We have much work ahead of ourselves, but remain excited about our future prospects.”

Details for the second quarter and six months ended December 31, 2011 follow below.

Quarter Ended December 31, 2011 vs. December 31, 2010

➢
Revenues for the quarter ended December 31, 2011 were $1,132,000 as compared with $3,147,000 for the comparable prior year period, a decrease of $2,015,000, or 64.0%, due primarily to lower sales of our explosives detection products sold into China.

➢
Gross margin for the quarter ended December 31, 2011 decreased to $365,000, or 32.2% of security revenues as compared with gross margin of $1,422,000 or 45.2% of security revenues for the comparable prior year period, due to increased unabsorbed manufacturing overhead.

➢
Research and development expense for the quarter ended December 31, 2011 was $747,000 as compared with $650,000 for the comparable prior year period, an increase of $97,000, or 14.9%, due primarily to increased costs incurred in the development of the QS-B220 benchtop explosives and narcotics detector, as well as expenses incurred to prepare for certain government laboratory acceptance testing, including our participation in the Cooperative Research and Development Agreement with the Department of Homeland Security’s Science and Technology Directorate.

➢
Selling, general and administrative expenses for the quarter ended December 31, 2011 were $1,982,000 as compared with $1,304,000 for the comparable prior year period, an increase of $678,000, or 52.0%, due primarily to the issuance of our common stock to certain consultants, the retention of consultants to assist with our efforts to advance our interests with the U.S. government and increased personnel costs, partially offset, by the early termination payment discount of $201,000 recorded in the comparable prior period with respect to the note receivable from Core Systems Incorporated.

➢
For the quarter ended December 31, 2011, other expense, net was $926,000 as compared with other expense, net of $8,859,000, for the comparable prior year period, a decrease of $7,933,000, due primarily to non-cash charges recorded in the prior quarter to record changes in the fair value of the note conversion option liability and warrant derivative liability, both of which are related to our financing with DMRJ. Interest expense increased to $927,000, compared to $586,000, for the comparable prior period, an increase of $341,000, due to higher borrowings under our credit facility with DMRJ.

➢
Our net loss for the quarter ended December 31, 2011 was $3,290,000 as compared with a net loss of $9,391,000 for the comparable prior year period, a decrease of $6,101,000, or 65.0%.  The decrease in the net loss is primarily due to the non-cash fair value adjustments recorded in the quarter ended December 31, 2010 on the note conversion option liability and warrant derivative liability.

Six months ended December 31, 2011 vs. December 31, 2010

➢
Revenues for the six months ended December 31, 2011 were $2,168,000 as compared with $4,151,000 for the comparable prior year period, a decrease of $1,983,000, or 47.8%, due primarily to lower sales of our explosives detection products sold into China.

➢
Gross margin for the six months ended December 31, 2011 decreased to $764,000, or 35.2% of security revenues as compared with gross margin of $1,790,000, or 43.1% of security revenues for the comparable prior year period, due to increased unabsorbed manufacturing overhead and costs incurred to remediate certain defective component parts, partially offset by a decreased warranty costs.

➢
Research and development expense for the six months ended December 31, 2011 was $1,566,000 as compared with $1,120,000 for the comparable prior year period, an increase of $446,000, or 39.8%. The increase in research and development expense is due primarily to costs incurred in the development of the QS-B220 benchtop explosives and narcotics detector, as well expenses incurred to prepare for certain government laboratory acceptance testing including our participation in the Cooperative Research and Development Agreement with the Department of Homeland Security’s Science and Technology Directorate.

➢
Selling, general and administrative expenses for the six months ended December 31, 2011 were $3,795,000 as compared with $2,452,000 for the comparable prior year period, an increase of $1,343,000, or 54.8%, due primarily the issuance of our common stock to certain consultants, the retention of consultants to assist with our efforts to advance our interests with the U.S. government and increased personnel expenses,  partially offset by the early termination payment discount of $201,000 recorded in the comparable prior period with respect to the note receivable from Core Systems Incorporated and decreased vendor late payment fees.

➢
For the six months ended December 31, 2011, other expense, net was $1,765,000 as compared with other expense, net of $8,256,000, for the comparable prior year period, a decrease of $6,491,000, due primarily to non-cash charges recorded in the comparable prior period to record changes in the fair value of the note conversion option liability and warrant derivative liability. Interest expense increased to $1,767,000, compared to $1,102,000, for the comparable prior period, an increase of $324,000, due to higher borrowings under our credit facility with DMRJ.

➢
Our net loss for the six months ended December 31, 2011 was $6,362,000 as compared with a net loss of $10,038,000 for the comparable prior year period, a decrease of $3,676,000, or 36.6%.  The decrease in the net loss is primarily due to the non-cash fair value adjustments recorded in the six months ended December 31, 2010 on the note conversion option liability and warrant derivative liability.

Additional information on the financial condition and results of operations can be found in the Company’s Quarterly Report on Form 10-Q for the three and six months ended December 31, 2011, filed with the Securities and Exchange Commission.

Company Conference Call

Management will host a conference call on Tuesday, February 21, 2011 at 4:15 PM Eastern time to review the Company’s the second quarter and six months ended December 31, 2011 financial results and operations.  Following the Company’s prepared remarks there will be a Q&A session.  The call can be accessed by interested parties by dialing: 866-783-2141 within the U.S. or 857-350-1600 outside the U.S. and entering passcode 28969357.  Participants are asked to call the assigned number approximately 5 minutes before the conference call begins.  A replay of the conference call will be available two hours after the call for one month by dialing: 888-286-8010 within the U.S. or 617-801-6888 outside the U.S. and entering passcode 38063756.  The conference call will also be available live over the Internet at the investor relations section of Implant Sciences’ website at www.implantsciences.com.  A replay of the webcast will be available for one month after the call.

About Implant Sciences

Implant Sciences develops, manufactures, and sells sophisticated sensors and systems for Security, Safety, and Defense (SS&D) markets. The Company has developed innovative proprietary technologies used in its explosives and narcotics trace detection systems, which ship to a growing number of locations domestically and internationally. Implant Sciences products have been deployed in a wide range of security environments including airports, subways, railways, cargo facilities, nuclear power plants, police departments, military units, government buildings, and financial institutions. The QS-H150 and QS-B220 are Department of Homeland Security (DHS) Qualified Anti-Terrorism Technologies under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (the SAFETY Act). For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lender, DMRJ Group, by March 31, 2012; if we are unable to satisfy our obligations to DMRJ and to raise additional capital to fund operations, DMRJ may seize our assets and our business may fail; we continue to incur substantial operating losses and may never be profitable; our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern; our explosives detection products and technologies (including any new products we may develop) may not be accepted by the TSA or by other U.S. government and law enforcement agencies or commercial consumers of security products; liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; economic, political and other risks associated with international sales and operations could adversely affect our sales; our business is subject to intense competition and rapid technological change; our business could be harmed if our contract manufacturer is unable or unwilling to meet our volume and quality requirements; we may not be able to retain our management and key employees or to identify, hire and retain additional personnel as needed; the delisting of our common stock by the NYSE Amex has limited our stock's liquidity and has impaired our ability to raise capital; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management's current expectations and assumptions which could differ materially from the forward-looking statements.

For further information, you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended June 30, 2011 and its Quarterly Report on Form 10-Q for the period ended December 31, 2011. The Company assumes no obligation to update the information contained in this press release.

For further information contact:
Implant Sciences Corporation
Glenn Bolduc, President and CEO
(978) 752-1700
gbolduc@implantsciences.com

Implant Sciences Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues	$1,132,000	$3,147,000	$2,168,000	$4,151,000
Cost of revenues	767,000	1,725,000	1,404,000	2,361,000
Gross margin	365,000	1,422,000	764,000	1,790,000
Operating expenses:
Research and development	747,000	650,000	1,566,000	1,120,000
Selling, general and administrative	1,982,000	1,304,000	3,795,000	2,452,000
Total operating expenses	2,729,000	1,954,000	5,361,000	3,572,000
Loss from operations	(2,364,000)	(532,000)	(4,597,000)	(1,782,000)
Other income (expense), net:
Interest income	1,000	2,000	2,000	14,000
Interest expense	(927,000)	(586,000)	(1,767,000)	(1,102,000)
Change in fair value of warrant derivative liability	-	(187,000)	-	(156,000)
Change in fair value of note conversion option liability	-	(8,088,000)	-	(7,012,000)
Total other income (expense), net	(926,000)	(8,859,000)	(1,765,000)	(8,256,000)
Net loss	$(3,290,000)	$(9,391,000)	$(6,362,000)	$(10,038,000)

Net loss per share, basic and diluted	$(0.10)	$(0.35)	$(0.20)	$(0.38)

Weighted average shares used in computing net loss per common share, basic and diluted	33,061,330	26,553,282	32,505,774	26,215,809

Implant Sciences Corporation
Condensed Consolidated Balance Sheets

	December 31, 2011	June 30, 2011
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$39,000	$264,000
Restricted cash and investments	1,796,000	1,275,000
Accounts receivable-trade, net of allowance of $21,000	1,013,000	1,066,000
Inventories	2,755,000	1,867,000
Prepaid expenses and other current assets	1,102,000	1,141,000
Total current assets	6,705,000	5,613,000
Property and equipment, net	197,000	129,000
Restricted cash and investments	-	312,000
Other non-current assets	106,000	106,000
Total assets	$7,008,000	$6,160,000

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Senior secured convertible note, net	$3,520,000	$3,600,000
Senior secured note	1,000,000	1,000,000
Line of credit	21,049,000	15,785,000
Current maturities of obligations under capital lease	24,000	20,000
Payable to Med-Tec	37,000	42,000
Accrued expenses	3,571,000	3,249,000
Accounts payable	2,799,000	2,389,000
Deferred revenue	1,003,000	908,000
Total current liabilities	33,003,000	26,993,000
Long-term liabilities:
Long-term obligations under capital lease, net of current maturities	34,000	58,000
Total long-term liabilities	34,000	58,000
Total liabilities	33,037,000	27,051,000

Commitments and contingencies

Stockholders' deficit:
Common stock; $0.10 par value; 200,000,000 shares authorized; 33,405,209 and 33,394,664 at December 31, 2011 and 30,991,873 and 30,981,328 at June 30, 2011 shares issued and outstanding, respectively	3,341,000	3,099,000
Preferred stock; no stated value; 5,000,000 shares authorized Series G Convertible Preferred Stock, no stated value; 650,000 shares authorized, 164,667 shares outstanding at December 31, 2011 and June 30, 2011, respectively (liquidation value $1,317,000)	274,000	274,000
Additional paid-in capital	82,171,000	80,695,000
Accumulated deficit	(111,248,000)	(104,886,000)
Deferred compensation	(494,000)	-
Treasury stock, 10,545 common shares, respectively, at cost	(73,000)	(73,000)
Total stockholders' deficit	(26,029,000)	(20,891,000)
Total liabilities and stockholders' deficit	$7,008,000	$6,160,000